Harvest Natural Resources Announces 2016 Fourth Quarter and Year-End Results

HOUSTON, March 6, 2016 — Harvest Natural Resources, Inc. (Harvest or the Company) (NYSE: HNR) today announced 2016 fourth quarter and year-end earnings.

Harvest posted a fourth quarter 2016 net income of $100.6 million, or $9.00 per basic and diluted share, compared with a net loss of $73.2 million, or $5.70 per basic and diluted share, for the 2015 fourth quarter.  For the year-ended December 31, 2016, Harvest’s net income was $66.6 million, or $5.35 per basic and diluted share, compared with a net loss of $98.6 million, or $8.71 per basic and diluted share, for 2015.

The fourth quarter 2016 results include non-recurring items of (i) gain on the sale of Harvest-Vinccler Dutch Holding B.V. (“Harvest Holding”) of $118.9 million or $10.64 pre-tax per basic and diluted share; and (ii) loss on extinguishment of debt of $10.3 million, or $0.92 pre-tax per basic and diluted share.  Adjusted for these non-recurring items, Harvest would have had a fourth quarter net loss, unadjusted for any income tax effects, of $8.0 million, or $0.72 per basic and diluted share.

The year-end 2016 results include exploration charges of $2.4 million, or $0.19 pre-tax per basic and diluted share, and non-recurring items of (i) gain on the sale of Harvest Holding of $115.5 million, or $9.29 per basic and diluted share; (ii) loss on the impairment of oilfield inventories of $1.5 million, or $0.12 pre-tax per basic and diluted share; (iii) interest expense of $4.2 million, or $0.34 pre-tax per basic and diluted share; (iv) loss on the change in fair value of warrant liabilities of $9.4 million, or $0.75 pre-tax per basic and diluted share; (v) gain on the change in fair value of derivative assets and liabilities of $2.4 million, or $0.19 pre-tax per basic and diluted share; (vi) loss on the extinguishment of debt of $10.3 million, or $0.83 pre-tax per basic and diluted share; and (vii) impairment of a note receivable of $5.2 million, or $0.41 per basic and diluted share.  Adjusted for exploration charges and these non-recurring items, Harvest’s net loss, unadjusted for any tax effects, for 2016 would have been $18.5 million, or $1.49 per basic and diluted share.

VENEZUELA

Sale of Venezuela Interests

On October 7, 2016, Harvest completed the sale of all of its interests in Venezuela.  The sale occurred pursuant to a June 29, 2016 share purchase agreement under which HNR Energia B.V. (“HNR Energia”) sold its 51 percent interest in Harvest Holding to Delta Petroleum N.V., a limited liability company organized under the laws of Curacao (“Delta Petroleum”).  Harvest Holding indirectly owned a 40% interest in Petrodelta S.A. (“Petrodelta”), through which all of the Company’s interests in Venezuela were owned.  As a result of the sale, Harvest Holding’s effect on results of operations and other items directly related to the sale have been reported as discontinued operations.

CT Energy Holding SRL, a private investment firm organized as a Barbados Society with Restricted Liability (“CT Energy”), assigned all of its rights and obligations under the Share Purchase Agreement to its affiliate, Delta Petroleum, on September 26, 2016.  Harvest has no control or ownership interest in Delta Petroleum.

At the closing, the Company received consideration consisting of:

$69.4 million in cash paid after various closing adjustments.
An 11% non-convertible senior promissory note payable by Delta Petroleum to HNR Energia six months from the closing date in the principal amount of $12.0 million, guaranteed by the sole member and sole equity-holder of Delta Petroleum. This note plus accrued interest is due April 7, 2017.
The return of all of the Company’s common stock owned by CT Energy, consisting of 2,166,900 shares to be held by the Company as treasury shares.
The cancellation of $30.0 million in outstanding principal under the 15% Note.
The cancellation of the warrant issued to CT Energy in 2015 to purchase up to 8,517,705 shares of common stock for $5.00 per share (after adjustments for the November 3, 2016 stock split).

The relationship between the Company and CT Energy effectively terminated upon the completion of the sale under the Share Purchase Agreement.  All Company securities held by CT Energy were terminated or relinquished, and Oswaldo Cisneros and Alberto Sosa resigned as CT Energy’s non-independent designees to the Company’s board of directors.  Additionally, all liens securing Company debt formerly owed to CT Energy were released at the closing.  Upon the closing, the Company’s primary assets were cash from the proceeds of the transaction and the Company’s oil and gas interests in Gabon.

EXPLORATION AND OTHER ACTIVITIES

Dussafu Project - Gabon (Dussafu PSC)

Proposed Sale of Gabon Interests

On December 21, 2016, the Company and its wholly owned subsidiary, HNR Energia, entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with BW Energy Gabon Pte. Ltd, a private Singapore company (“BW Energy”), to sell all of Harvest’s oil and gas interests in Gabon.  Harvest’s stockholders approved the proposed sale at a special meeting on February 23, 2017.  The sale remains subject to approval of the Gabon government.  The Company is pursuing all required approvals to close the transaction.

Under the terms of the Sale and Purchase Agreement, BW Energy will acquire HNR Energia’s 100 percent interest in Harvest Dussafu B.V., which owns a 66.667 percent interest in the Dussafu production sharing contract covering a 210,000 gross acre area located in offshore Gabon.  BW Energy will pay HNR Energia $32.0 million in cash for the interest, subject to certain adjustments.  BW Offshore Singapore Pte. Ltd, an affiliate of BW Energy and BW Offshore Limited, a global provider of floating production services to the oil and gas industry, has guaranteed the obligations of BW Energy under the Sale and Purchase Agreement.  At the closing of the transaction, $2.5 million of the $32.0 million purchase price will be deposited in escrow, to be held for up to three months to satisfy any post-closing claims that BW Energy may have for any breaches of warranties made by Harvest and HNR Energia under the Sale and Purchase Agreement.

Corporate

NOL Poison Pill

Rights Agreement to Protect Net Operating Losses

On February 16, 2017, the Board adopted a Rights Agreement (the “Rights Plan”) designed to preserve the Company’s tax assets.  As of December 31, 2016, the Company had cumulative net operating loss carryforwards (“NOLs”) of approximately $56.0 million, which can be utilized in certain circumstances to offset possible future U.S. taxable income.

Harvest’s ability to use these tax benefits would be limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. An ownership change would occur if stockholders that own (or are deemed to own) at least five percent or more of Harvest’s outstanding common stock increased their cumulative ownership in the Company by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Rights Plan reduces the likelihood that changes in Harvest’s investor base would limit Harvest’s future use of its tax benefits.

Shareholder Vote

At the Company’s special meeting of stockholders on February 23, 2017, the stockholders voted to (1) authorize the sale by us, indirectly through a subsidiary, of all of our interests in Gabon upon the terms and conditions set forth in the Sale and Purchase Agreement; (2) approve, on an advisory basis, compensation that will or may become payable by us to our named executive officers in connection with the sale of our Gabon interests; and (3) authorize the complete liquidation and dissolution of Harvest.

Proposed Dissolution and Liquidation

Following the successful sale of our Venezuelan interests in October 2016 and in light of the proposed sale of our Gabon interests, our board of directors (the “Board”) considered dissolution and liquidation as a possible alternative.  On January 12, 2017, the Board unanimously determined that the dissolution and liquidation of Harvest was advisable, authorized the dissolution and liquidation and recommended that the proposed complete dissolution be submitted to a vote of Harvest’s stockholders.  Our Board also adopted a plan of complete dissolution, liquidation, winding up and distribution (the “Plan of Dissolution”) on this date.  Harvest’s stockholders approved the proposed dissolution and liquidation at the special meeting on February 23, 2017.

Under the dissolution, liquidation and winding up process, which remains subject to the control of the Board and Company management, the proceeds from the Gabon transaction would be combined with other Harvest assets to be distributed to Harvest’s stockholders, subject to the payment of certain costs and expenses.  The Company currently expects to commence dissolution proceedings as soon as practicable after the closing of the sale of its Gabon interests.

Distributions to Shareholders

The Board intends to declare a distribution payable to the shareholders after the Gabon transaction has closed.   The exact amount of the distribution has not been determined at this time.  Once the record date is set, the Company will disclose the proposed distribution.

Conference Call

Harvest will hold a conference call at 10:00 a.m. Central Time on Monday, March 6, 2017, during which management will discuss Harvest’s 2016 fourth quarter and year end results.  The conference leader will be James A. Edmiston, President and Chief Executive Officer.  To access the conference call, dial 785-424-1836 or 866-952-7535 five to ten minutes prior to the start time.  At that time you will be asked to provide the conference number, which is 5033457.  A recording of the conference call will also be available for replay at 719-457-0820 or 888-203-1112, passcode 5033457, through March 12, 2017.

The conference call will also be transmitted over the internet through the Company’s website at www.harvestnr.com.  To listen to the live webcast, access the website 15 minutes before the call to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay of the webcast will be available beginning shortly after the call and will remain on the website for approximately 90 days.

About Harvest Natural Resources:

Harvest Natural Resources, Inc., headquartered in Houston, Texas, is an independent energy company with exploration and exploitation assets in Gabon.  For more information visit the Company’s website at www.harvestnr.com.

CONTACT:
Stephen C. Haynes
Vice President, Chief Financial Officer
(281) 899-5716

Cautionary Notice Regarding Forward-Looking Statements

This press release may contain projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. They include statements about expected developments in Venezuela, our ability to meet our near-term liquidity requirements, possible restructuring or reorganization, estimates and timing of expected oil and gas production, oil and gas reserve projections of future oil pricing, future expenses, planned capital expenditures, anticipated cash flow and our business strategy. All statements other than statements of historical facts may constitute forward-looking statements. Although Harvest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from Harvest’s expectations as a result of factors discussed in Harvest’s 2015 Annual Report on Form 10-K and other public filings.

Harvest may use certain terms such as resource base, contingent resources, prospective resources, probable reserves, possible reserves, non-proved reserves or other descriptions of volumes of reserves. These estimates are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the Company.

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands, except per share data)
	December 31,
	2016		2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$	63,376	$	2,505
Accounts receivable		37		2,458
Note receivable		12,000		—
Accrued interest receivable		306		—
Assets associated with discontinued operations		—		10,444
Prepaid expenses and other		687		811

TOTAL CURRENT ASSETS		76,406		16,218
PROPERTY AND EQUIPMENT:
Oil and natural gas properties (successful efforts method), net		29,798		31,006
Other administrative property, net		748		439

TOTAL PROPERTY AND EQUIPMENT, net		30,546		31,445
OTHER ASSETS, net of allowance for $0.7 million (2016 and 2015)		145		118

TOTAL ASSETS	$	107,097	$	47,781
LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable, trade and other	$	832	$	365
Accrued expenses		6,966		2,991
Liabilities associated with discontinued operations		—		7,177

TOTAL CURRENT LIABILITIES		7,798		10,533
LONG-TERM DEFERRED TAX LIABILITIES, net		100		—
OTHER LONG-TERM LIABILITIES		—		42

TOTAL LIABILITIES		7,898		10,575
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share; authorized 5,000 shares; issued and outstanding, none		—		—
Common stock, par value $0.01 per share; shares authorized 37,500 (2016 and 2015); shares issued 14,890 shares (2016) 14,497 shares (2015); shares outstanding 11,043 shares (2016) and 12,854 shares (2015)		149		145
Additional paid-in capital		306,589		302,708
Accumulated loss		(133,207)		(199,778)
Treasury stock, at cost, 3,847 shares (2016) and 1,643 shares (2015)		(74,332)		(66,316)

TOTAL HARVEST STOCKHOLDERS’ EQUITY		99,199		36,759
NONCONTROLLING INTEREST OWNERS		—		447

TOTAL EQUITY		99,199		37,206

TOTAL LIABILITIES AND EQUITY	$	107,097	$	47,781

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015

EXPENSES:
Depreciation and amortization	$	10	$	20	$	51	$	87
Exploration expense		641		562		2,361		3,900
Impairment expense — unproved property costs and oilfield inventories		—		23,638		1,452		24,178
General and administrative		4,874		2,941		17,409		15,958

		5,525		27,161		21,273		44,123

LOSS FROM OPERATIONS		(5,525)		(27,161)		(21,273)		(44,123)
OTHER NON-OPERATING INCOME (EXPENSE):
Investment earnings and other		330		(11)		320		423
Transaction costs associated with the potential sale of Harvest Dussafu		(1,427)		—		(1,427)		—

		(1,097)		(11)		(1,107)		423

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES		(6,622)		(27,172)		(22,380)		(43,700)
INCOME TAX EXPENSE (BENEFIT)		100		(15,800)		100		(16,450)

LOSS FROM CONTINUING OPERATIONS		(6,722)		(11,372)		(22,480)		(27,250)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of income taxes		107,347		(143,047)		85,778		(153,407)

NET INCOME (LOSS)		100,625		(154,419)		63,298		(180,657)
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS		—		(81,179)		(3,273)		(82,087)

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO HARVEST	$	100,625		$(73,240)	$	66,571		$(98,570)

INCOME (LOSS) PER SHARE:
Basic and dilutive income (loss) per share:
Loss from continuing operations		$(0.60)		$(0.88)		$(1.81)		$(2.41)
Income (loss) from discontinued operations		9.60		(4.81)		7.16		(6.30)

Basic income (loss) per share	$	9.00		$(5.69)	$	5.35		$(8.71)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and dilutive		11,180		12,854		12,432		11,322

HARVEST NATURAL RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
	Year Ended December 31,
	2016		2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$	66,571		$(98,570)
(Income) loss from discontinued operations, net of income taxes and noncontrolling interest		(89,051)		71,320
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		51		87
Impairment expense — unproved property costs and oilfield inventories		1,452		24,178
Allowance for long-term receivable		—		734
Share-based compensation-related charges		3,977		1,534
Deferred income tax		100		(14,700)
Changes in operating assets and liabilities:
Accounts receivable		2,421		(1,764)
Accrued interest receivable		(306)		—
Prepaid expenses and other		124		(470)
Other assets		(27)		201
Accounts payable		467		(1,306)
Accrued expenses		2,347		(605)

NET CASH USED IN CONTINUING OPERATING ACTIVITIES		(11,874)		(19,361)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions of property and equipment, net		(672)		(1,285)

NET CASH USED IN INVESTING ACTIVITIES		(672)		(1,285)

CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock		(129)		—

NET CASH USED IN FINANCING ACTIVITIES		(129)		—

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash used in operating activities from discontinued operations		(4,601)		(4,531)
Cash provided by (used in) investing activities from discontinued operations		65,926		(4,794)
Cash provided by financing activities from discontinued operations		12,221		26,338

NET CASH PROVIDED BY DISCONTINUED OPERATIONS		73,546		17,013

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		60,871		(3,633)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR		2,505		6,138

CASH AND CASH EQUIVALENTS AT END OF YEAR	$	63,376	$	2,505